QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-143254) on Form S-3 and the Registration Statements (Nos. 333-159401 and 333-156116) on Form S-8 of our reports dated February 24, 2010, with respect to the consolidated financial statements of Venoco, Inc. and the effectiveness of internal control over financial reporting of Venoco, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

Denver, Colorado
February 24, 2010

QuickLinks

Consent of Independent Registered Public Accounting Firm